UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported): November 4, 2011

ON4 COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

001-34297
Commission File Number

98-0540536
(IRS Employer Identification No.)

16413 N. 91 Street, C 100, Scottsdale, AZ
(Address of principal executive offices)

85260
(Zip Code)

480-619-5510
(Registrant’s telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors.

On November 4, 2011, On4 Communications, Inc. (the “Company”) appointed Mr. Clayton Moore, Mr. Steve Allmen, and Mr. Tom Locke as directors of the Company.

Clayton Moore

Mr. Moore is the founder and visionary of NetCents Systems Ltd. (“NetCents”). After attending Caledonia College and specializing in Business Administration, Mr. Moore began his career in the service industry as General Manager for Silver Springs, a large restaurant establishment in Radium Hot Springs.  After spending time in various management positions in the service industry, Mr. Moore was inspired to create the first version of the NetCents Payment System. He spent the next 5 years creating and funding the development of his first company, The Cybux Cash Card Company Ltd. (“Cybux”).  Cybux was tested in the BC school systems and was eventually sold to a third party which led to the creation of the next generation, a payment system designed with total anonymity  and security for buying goods and services over the internet known as NetCents.   Mr. Moore has been President of NetCents since its incorporation in 2006.

Steven  Allmen

Steven Allmen has over twenty years of experience working with leading companies in the loyalty, retail, telecom, financial services and marketing sectors. His experience in delivering strategic partnerships and business solutions has enabled companies to achieve results and build market leadership through innovative use of technology and business strategy.  Mr. Allmen has practical business experience across multiple industries having held senior positions at Aeroplan Canada (current), The Hudson's Bay Company, Air Miles and Compusearch Micromarketing.  By combining his years of experience and comprehensive understanding of market trends, Mr. Allmen can effectively advise our company on business development strategies, new product development and partnership programs that yield immediate results.  Mr. Allmen is currently the VP, New Partner Development, Aeroplan Canada at Groupe Aeroplan and is responsible for new partner development, securing strategic alliances and negotiating new contracts for Aeroplan, Canada's premier coalition loyalty program.  Mr. Allmen holds a BA, Political Science and History from York University.

Tom Locke

Mr. Locke has a Master’s Degree in Mathematics and is an MBA graduate of York University in Toronto. He has over 25 years experience at the corporate level in the sports, entertainment and technology industries. Mr. Locke played an integral role in the founding of Rainmaker Digital Pictures Corporation (”Rainmaker”) in 1995. Prior to this he was President and CEO of Gastown Post & Transfer, Western Canada’s largest independent post-production facility, which evolved into Rainmaker.  Over the past 15 years, he has studied and consulted on the impact of digital technology in business.  In addition to speaking at various functions and conferences, he has sat on a number of provincial, national and international boards covering a wide range of interests. Throughout his career he has supported the concept of community investment and has given significant time to charitable and not-for-profit endeavors.

The Company received a notice of resignation from Mr. Cameron Rob, wherein he notified the Company of his resignation as director of the Company, effective November 4, 2011. Mr. Cameron Rob’s resignation was not due to any disagreements with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 9, 2011	On4 Communications, Inc. (Registrant) By: /s/ Clayton Moore Name: Clayton Moore Title: President, CEO and Director

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